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                                                                    FORM 10-K


EXHIBIT 21.      SUBSIDIARIES OF THE REGISTRANT

                                                            State or Other
                                                            Jurisdiction of
                                                            Incorporation
    Name of Subsidiary                                      or Organization
-------------------------                                   ---------------

The Elco Corporation                                        Ohio          (1)

Seibert-Oxidermo                                            Michigan      (1)

Detrex Industrial Water Treatment                           Michigan      (1)

Wayne Chemical Products Company                             Michigan      (1)

Subsidiaries of The Elco Corporation:

    ELDISC Export Co. (100% owned)                          Delaware      (1)

    Harvel Plastics, Inc. (85% owned)                       Pennsylvania  (1)


(1) Financial statements of subsidiary company included in the Consolidated financial statements.